Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

I, Phillip E. Ray., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of Fresh Ideas Media, Inc. on Form 10-QSB for the quarterly period ended May 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Fresh Ideas Media, Inc.

FRESH IDEAS MEDIA, INC.

Dated: July 16, 2007	By:	/s/ Phillip E. Ray
Phillip E. Ray, President
(Principal Executive, Financial and Accounting Officer)